UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52365	20-4395271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 368 Dunedin, Florida	34697-0368
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (403) 850-4120

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Section 1

Item 1.01 – Entry into a Material Agreement

On July 1, 2025, the Company entered a Independent Contractor Agreement with Independent Analytical Research Corp.(INARE), an Alberta CA corporation, for the services of Pravel Bondarev, recognized as a dynamic and visionary executive with 15+ years of global experience leading Al, Data Science, Business Intelligence, and Digital Strategy across banking & financial services. INARE and Mr. Bondarev received stock and an employment agreement for future services.

The company formed new subsidiaries, Zane Inc CA, an Alberta corporation, on May 23, 2025 and Zane Inc US, a Nevada corporation, on September 10, 2025. Mr. Bondarev has been appointed as the CEO of both subsidiaries.

Our new subsidiaries, Zane Inc CA and Zane US Inc., will concentrate on developing and marketing personal financial tools. Zane's product philosophy centers on a fundamental belief: everyone deserves access to genius level financial guidance. Zane is building the financial operating system for Generation Z - an AI-powered super-app that not only tracks money but also actively and automatically manages it. We're creating what we call a "personal AI-banker in your pocket" - a revolutionary platform that combines the entire world's banking and financial knowledge with an intimate understanding of each user's unique situation, goals, and needs.

The platform centers around three breakthrough innovations:

1.	High-Interest Super Account (HISA): Eliminates boundaries between checking, savings, and investment accounts, allowing every dollar to grow at a 10% APY average while remaining instantly accessible
2.	Smart Debit Card: Enforces daily spending limits based on predictive budgeting, making overspending physically impossible while building credit automatically
3.	MoneyNet: A distributed financial network monitors all user accounts across every institution, automatically orchestrating fund movements to prevent overdrafts, maximize returns, and minimize fees

Section 3

Item 3.02 – Unregistered Sales of Equity Securities.

On June 30, 2025, the majority shareholders and Bord of Directors confirmed the 2025 Stock Plan to provide up to 2,400,000 options as incentives for personnel and contractors.

On June 30, 2025, the Company president converted $1,525,577 in convertible to debt to 15,255,770 shares of common stock at $0.10 per share.

On August 20, 2025, the Company sold 800,000 shares of PreAxia common stock at $0.25 or $200,000 in a private sale.

Section 5

Item 5.02 Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Paval Bondarev was appointed to the PreAxia Board of Directors on June 30, 2025, by a vote of the majority shareholder and chairman of the Board.

Tom Zapatinas and Paul Verberne were reconfirmed as members of the board and the terms of all three directors were extended to three (3) years from July 1, 2025.

Tom Zapatinas reconfirmed a Contractor Agreement with PreAxia along with Paval Bondarev’s agreement to start initially at $10,000 each per month to be accrued or paid.

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Section 8 - Other Events

Item 8.01 Other Events

The Company has changed their main address to PO Box 368, Dunedin FL 34697-0368.

The Board of Directors has approved the use of “PreAxia-Zane Financial” as a fictitious name going forward.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

Date: September 11, 2025	/s/ Tom Zapatinas
Name: Tom Zapatinas
Title: President/Chief Executive Officer

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